UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 1, 2023

Date of Report (date of earliest event reported)

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of Employer incorporation or organization)	(Commission File Number)	(I.R.S. Identification Number)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 8.01.	Other Events.

Delaware Section 205 Petition

As previously disclosed, on October 2, 2023, IRIDEX Corporation (the “Company”) filed a petition in the Delaware Court of Chancery under Section 205 of the Delaware General Corporation Law (the “Petition”) seeking to validate the filing and effectiveness of the Company’s Amended and Restated Certificate of Incorporation that is on file with the Delaware Secretary of State (the “Amended Charter”).

On November 1, 2023, the Delaware Court of Chancery held a hearing on the Petition and issued a final order in the Company’s favor granting the Petition, thereby validating the filing and effectiveness of the Amended Charter and all corporate actions and transactions taken in reliance on its validity. A copy of the Court’s order is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Order entered by the Delaware Court of Chancery on November 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: November 7, 2023